Exhibit 3.1(a)

[ LOGO OF STATE OF STATE OF NEVADA ]

ROSS MILLER                                                                      Document # 20100562223-49

Secretary of State                                                                   Filing Date and Time:04/28/2010

202 North Carson Street                                                         1.47PM

Carson City, Nevada 89701-4299                                          Entity Number: E0357612010-9

(775) 684-5708                                                                       Filed in the office of ROSS MILLER, Secretary of State of Nevada

ARTICLES OF INCORPORATION

(Pursuant to NRS Chapter 78)

1. Name of Corporation	XTRALINK CORP.
2. Resident Agent Name and Street Address must be a Nevada address where process may be served)	Commercial Registered Agent: Agency Services of Nevada 245 East Liberty, Suite 200 Reno, NV 89501
3. Shares (Number of shares corporation authorized to issue)	200,000,000 shares with a par value of $0.0001
4. Names, Addresses, Number of Board of Directors/Trustees	Maurice Sale 245 East Liberty, Suite 200 Reno, NV 89501
5. Purpose	Any lawful business
6. Names, addresses and Signatures of Incorporators	Maurice Sale 245 East Liberty, Suite 200 Reno, NV 89501 /s/ Maurice Sale
7. Certificate of Acceptance of Appointment of Resident Agent	AGENCY SERVICES OF NEVADA /s/ Kelly L. Turner Date: 7/27/2010 I herby accept the appointment as Resident Agent for the above named corporation.